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                                                      [Logo of Andersen appears]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated July 11, 2001, and to all references to our firm included in or made a part of this registration statement of Nuveen Multistate Trust III (comprising the Nuveen Georgia Municipal Bond Fund, Nuveen Louisiana Municipal Bond Fund, Nuveen North Carolina Municipal Bond Fund, and Nuveen Tennessee Municipal Bond
Fund).


/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP

Chicago, Illinois
September 24, 2001